Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in the foregoing Registration Statement on Form S-1 of our report dated March 23, 2023 relating to the consolidated financial statements of LadRx Corporation as of December 31, 2022 and 2021, and for the years then ended (which report includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern). We also consent to the reference to our firm under the caption “Experts.

/s/ Weinberg & Company

Los Angeles, California

April 14, 2023